Exhibit 10.1

EXECUTION VERSION

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”), dated June 18, 2018, by and among VICI Properties Inc., a Maryland corporation (“VICI”), Riverview Merger Sub Inc., a Delaware corporation (“Merger Sub”, and together with VICI, the “VICI Parties” and each a “VICI Party”), Penn Tenant II, LLC, a Delaware limited liability company (“Operator”), and Penn National Gaming, Inc., a Pennsylvania corporation (“Penn Parent”, and together with Operator, the “PNG Parties” and each a “PNG Party”). The VICI Parties and the PNG Parties are each sometimes referred to herein as a “Buyer Party” and together as the “Buyer Parties.”

RECITALS

WHEREAS, VICI, Merger Sub, Operator, Penn Parent, Bossier Casino Venture (HoldCo), Inc., a Delaware corporation (“HoldCo”), and Silver Slipper Gaming, LLC, a California limited liability company (“Stockholder Representative”) have entered into that certain Agreement and Plan of Merger, dated as of even date herewith (as amended from time to time, the “Merger Agreement”);

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings given to them in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, Merger Sub will merge with and into HoldCo, the separate corporate existence of Merger Sub will cease, and HoldCo will continue its corporate existence under the DGCL as the surviving corporation in the Merger and as a wholly-owned subsidiary of VICI (collectively, the “Merger”);

WHEREAS, HoldCo is, and will continue to be immediately following the consummation of the Merger, the direct owner of 100% of the outstanding capital stock of BCV (Intermediate) Inc., a Delaware corporation (“Intermediate”), which is, and will continue to be immediately following the consummation of the Merger, the direct owner of 100% of the capital stock of Bossier Casino Venture, Inc., a Louisiana corporation (“OpCo”);

WHEREAS, following the Effective Time, VICI intends to cause HoldCo to cause Intermediate to (i) convert from a Delaware corporation to a Delaware limited liability company pursuant to Delaware law, and (ii) cause OpCo to convert from a Louisiana corporation to a Louisiana limited liability company pursuant to Louisiana law (such transactions, the “Conversions”);

WHEREAS, following the Conversions, HoldCo will be the direct owner of 100% of the membership interests of Intermediate (the “Intermediate Membership Interests”) and Intermediate will be the direct owner of 100% of the membership interests of OpCo;

WHEREAS, immediately following the Conversions, VICI intends (i) to cause HoldCo to cause Intermediate to cause OpCo to distribute to Intermediate the Owned Real Property (which, for the avoidance of doubt, shall include the barge held by OpCo) and OpCo’s interest as tenant under the Ground Lease (regardless of whether any such asset is deemed to constitute “real estate”) (collectively, the “Real Property Assets”) and (ii) then to cause Intermediate to distribute to HoldCo all of the Real Property Assets (such transactions, the “Distributions”);

WHEREAS, immediately following the Distributions, HoldCo desires to sell to Operator, and Operator desires to purchase from HoldCo, the Intermediate Membership Interests subject to and in accordance with the terms of this Agreement (such purchase and sale, together with the Conversions and the Distributions, the “Restructuring Transactions”);

WHEREAS, the VICI Parties and the PNG Parties desire to set forth herein their mutual agreements and understandings with respect to the purchase and sale of the Intermediate Membership Interests.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

RESTRUCTURING TRANSACTIONS

Section 1.1 Conversions. Immediately following the Closing, VICI shall consummate the Conversions.

Section 1.2 Distributions. Immediately following the Conversions, VICI shall consummate the Distributions.

Section 1.3 Sale of Intermediate Membership Interests. Upon the terms and subject to the conditions set forth in this Agreement, at the Intermediate Closing (as defined below), in consideration of Operator’s funding of the Operator Purchase Price pursuant to the Merger Agreement, and the other mutual promises made by the VICI Parties and the PNG Parties therein and herein, immediately following the Distributions, VICI shall cause HoldCo to sell, assign, transfer and convey to Operator, and Operator shall purchase and acquire from HoldCo, all of HoldCo’s right, title, and interest in and to the Intermediate Membership Interests, free and clear of all Liens, other than any Permitted Liens. For all purposes hereunder, “Permitted Liens” shall mean any liens existing on the Intermediate Membership Interests at the Effective Time or by virtue of any of the transactions contemplated by the Merger Agreement or this Agreement.

Section 1.4 Deliveries at Closing.

(a) At or prior to the Intermediate Closing (as defined below), the VICI Parties and the PNG Parties shall cooperate to execute an amendment and restatement of Intermediate’s limited liability company agreement, which shall become effective upon the Intermediate Closing, to reflect Operator as the sole member and the owner of record of all of the Intermediate Membership Interests.

(b) At the Intermediate Closing, HoldCo shall deliver to Operator the Intermediate Membership Interests duly endorsed for transfer and accompanied by an assignment of the Intermediate Membership Interests to Operator in the form of Exhibit A hereto, duly executed by HoldCo.

ARTICLE II

CLOSING

Section 2.1 Closing. The closing of the sale and purchase of the Intermediate Membership Interests contemplated by this Agreement (the “Intermediate Closing”) shall take place remotely by electronic transmission of executed documents or at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, on the Closing Date immediately following the Conversions and the Distributions (the “Intermediate Closing Date”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE VICI PARTIES

The VICI Parties hereby jointly and severally represent and warrant to the PNG Parties, as of the date hereof and as of the Closing Date, and without giving effect to the Merger, as follows:

Section 3.1 Organization and Authority. VICI is a Maryland corporation, and Merger Sub is a Delaware corporation, and each is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each VICI Party has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each VICI Party of this Agreement and the consummation by each VICI Party of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action on the part of such VICI Party and no other corporate or other proceedings on the part of such VICI Party are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each VICI Party, and (assuming due authorization, execution and delivery by each other Party) this Agreement constitutes a legal, valid and binding obligation of each VICI Party enforceable against such VICI Party in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general equitable principles.

Section 3.2 No Conflicts; Consents. The execution, delivery and performance by each VICI Party of this Agreement and the consummation of the transactions contemplated hereby, do not and will not, without giving effect to the Restructuring Transactions: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of any VICI Party, (b) conflict with in any material respect or result in a material violation or breach of any provision of any Applicable Law or Order applicable to any VICI Party, (c) to the Knowledge of VICI (as defined below), except as set forth on Schedule 2.3 and Schedule 3.2(b) of the Merger Agreement, require any material consent, notice or other action by any Person under (i) any material Contract to which any VICI Party is a party, or (ii) any material Permit held by any VICI Party, (d) result in the creation or imposition of any Lien on any VICI Party or their respective assets other than Permitted Liens and, except, in the case of clauses (b), (c) and (d), for any such conflict, breach, default, acceleration, termination, modification, cancellation or Lien that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such VICI Parties’ ability to perform their respective obligations under the Merger Agreement, the Restructuring Transactions and/or the other transactions contemplated hereby, as applicable. Except (x) as set forth on Schedule 2.3 and Schedule 3.2(b) of the Merger Agreement, and without giving effect to the Restructuring Transactions, and (y) with respect to the consummation of the Restructuring Transactions, including the filing of the documents set forth on Schedule A, to the Knowledge of VICI, no consent, approval, Permit, Order, declaration or filing with, or notice to any Governmental Authority is required by or with respect to any VICI Party in connection with the execution, delivery and performance of this Agreement by the VICI Parties and the consummation of the transactions contemplated hereby by the VICI Parties, it being agreed that (A) it is not contemplated hereby that any VICI Parties, including HoldCo, shall be required to seek any consent, approval, Permit, Order, declaration or filing with, or notice to any Governmental Authority to own the Business or Operating Assets and (B) it is only contemplated hereby and thereby that if the Gaming Board imposes any requirement described in clause (ii)(y) of Schedule 5.1(b)(i) of the Merger Agreement and, as a result of such requirement, the VICI Parties fail to obtain any Closing Gaming Approvals, such failure shall not result in, or be deemed a breach of, this Section 3.1. For all purposes hereunder, the term “Knowledge of VICI” shall mean the actual knowledge of John Payne.

Section 3.3 Merger Agreement Representations of VICI Parties. The representations and warranties set forth in Article 3 of the Merger Agreement, to the extent made by and applicable to the VICI Parties, are true and correct as of the time so given.

Section 3.4 Brokers. None of the VICI Parties has incurred, directly or indirectly, any Liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the consummation of the transactions contemplated hereunder, other than to Goldman Sachs & Co. LLC.

Section 3.5 NO OTHER REPRESENTATIONS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE VICI PARTIES IN THIS ARTICLE III, NONE OF THE VICI PARTIES, THEIR AFFILIATES OR ANY STOCKHOLDER, OPTIONHOLDER, DIRECTOR OR OFFICER THEREOF OR THEIR RESPECTIVE AFFILIATES, MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE INTERMEDIATE MEMBERSHIP INTERESTS, THE ASSETS OF INTERMEDIATE AND OPCO, THE BUSINESS, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF THE PNG PARTIES

The PNG Parties hereby jointly and severally represent and warrant to the VICI Parties, as of the date hereof and as of the Closing Date, as follows:

Section 4.1 Organization and Authority. Penn Parent is a Pennsylvania corporation and Operator is a Delaware limited liability company, and each is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation. Each PNG Party has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each PNG Party of this Agreement and the consummation by each PNG Party of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action on the part of such PNG Party and no other corporate or other proceedings on the part of such PNG Party are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each PNG Party, and (assuming due authorization, execution and delivery by each other Party) this Agreement constitutes a legal, valid and binding obligation of each PNG Party enforceable against such PNG Party in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general equitable principles.

Section 4.2 No Conflicts; Consents. The execution, delivery and performance by each PNG Party of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of any PNG Party, (b) conflict with in any material respect or result in a material violation or breach of any provision of any Applicable Law or Order applicable to any PNG Party, (c) to the Knowledge of Penn Parent (as defined below) except as set forth on Schedule 2.3 and Schedule 3.2(a) of the Merger Agreement, require any material consent, notice or other action by any Person under (i) any material Contract to which any PNG Party is a party, or (ii) any material Permit held by any PNG Party, (d) result in the creation or imposition of any Lien on any PNG Party or their respective assets other than Permitted Liens and, except, in the case of clauses (b), (c) and (d), for any such conflict, breach, default, acceleration, termination, modification, cancellation or Lien that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such PNG Parties’ ability to perform their respective obligations under the Merger Agreement, the Restructuring Transactions and/or the other transactions contemplated hereby, as applicable. Except (x) as set forth on Schedule 2.3 and Schedule 3.2(a) of the Merger Agreement, and (y) with respect to the consummation of the Restructuring Transactions, including the filing of the documents set forth on Schedule A, to the Knowledge of Penn Parent (as defined below), no consent, approval, Permit, Order, declaration or filing with, or notice to any Governmental Authority is required by or with respect to any PNG Party in connection with the execution, delivery and performance of this Agreement by the PNG Parties and the consummation of the transactions contemplated hereby by the PNG Parties. For all purposes hereunder, the term “Knowledge of Penn Parent” shall mean the actual knowledge of Nelson Parker.

Section 4.3 Merger Agreement Representations of PNG Parties. The representations and warranties set forth in Article 3 of the Merger Agreement, to the extent made by and applicable to the PNG Parties, are true and correct as of the time so given.

Section 4.4 Brokers. None of the PNG Parties has incurred, directly or indirectly, any Liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the consummation of the transactions contemplated hereunder.

SECTION 4.5 RELIANCE/ACKNOWLEDGMENT. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT, THE MERGER AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS TO THE CONTRARY, THE PNG PARTIES ACKNOWLEDGE AND AGREE THAT: (I) NONE OF THE VICI PARTIES, THEIR AFFILIATES OR ANY STOCKHOLDER, OPTIONHOLDER, DIRECTOR OR OFFICER THEREOF OR THEIR RESPECTIVE AFFILIATES IS MAKING ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, AND THAT NO OFFICER, EMPLOYEE, ADVISOR, AGENT, REPRESENTATIVE OR AFFILIATE OF THE VICI PARTIES, THEIR AFFILIATES OR ANY STOCKHOLDER, OPTIONHOLDER, DIRECTOR OR OFFICER THEREOF OR THEIR RESPECTIVE AFFILIATES HAS ANY AUTHORITY, EXPRESS OR IMPLIED, TO MAKE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE VICI PARTIES IN ARTICLE III OF THIS AGREEMENT; (II) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED ARTICLE III, OF THIS AGREEMENT, THE INTERMEDIATE MEMBERSHIP INTERESTS AND THE BUSINESS ARE BEING TRANSFERRED ON A “WHERE IS” AND, AS TO CONDITION, “AS IS” BASIS; AND (III) NONE OF THE VICI PARTIES, THEIR AFFILIATES OR ANY STOCKHOLDER, OPTIONHOLDER, DIRECTOR OR OFFICER THEREOF OR THEIR RESPECTIVE AFFILIATES HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION FURNISHED TO THE PNG PARTIES IN CONNECTION WITH THIS AGREEMENT, THE MERGER AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE III OF THIS AGREEMENT. THE PNG PARTIES ACKNOWLEDGE THAT OPERATOR IS ACQUIRING THE BUSINESS AND THE INTERMEDIATE MEMBERSHIP INTERESTS SUBJECT ONLY TO PROVISIONS OF THE MERGER AGREEMENT, AND NOT IN RELIANCE UPON ANY REPRESENTATION OR WARRANTY OF ANY VICI PARTY AND ITS AFFILIATES EXCEPT FOR THE EXPRESS REPRESENTATIONS OF THE VICI PARTIES CONTAINED IN THIS AGREEMENT. THE PNG PARTIES ACKNOWLEDGE AND AGREE THAT PRIOR TO THE CLOSING (AS DEFINED IN THE MERGER AGREEMENT), NONE OF THE VICI PARTIES, THEIR AFFILIATES OR ANY STOCKHOLDER, OPTIONHOLDER, DIRECTOR OR OFFICER THEREOF OR THEIR RESPECTIVE AFFILIATES WILL OWN OR CONTROL ANY OF THE COMPANIES, AND THAT ANY ACTIONS TAKEN IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS ARE FOR THE MUTUAL BENEFIT OF THE PARTIES HERETO.

ARTICLE V

MISCELLANEOUS

Section 5.1 Obligations of Intermediate. Upon the consummation of the Intermediate Closing, Operator shall become the sole member of Intermediate, and no VICI Party shall have any continuing obligations or liabilities with respect to the Membership Interests, all such obligations and liabilities being hereby assumed by Operator.

Section 5.2 Nonsurvival of Representations, Warranties and Covenants. The representations, warranties, covenants and agreements in this Agreement shall terminate on the Intermediate Closing Date immediately following the Intermediate Closing, except that the representations and warranties set forth in Section 3.5 and Section 4.5 and the covenants and agreements set forth in this Article V shall survive the Intermediate Closing. At and at all times after the Intermediate Closing, in no event shall any (a) VICI Party have any recourse against any PNG Party or any of such PNG Party’s Affiliates, or any past, present or future director, manager, officer, employee, incorporator, member, partner, stockholder, agent, attorney or representative of any PNG Party or such PNG Party’s Affiliates with respect to any representation, warranty, covenant or agreement made by the PNG Parties in this Agreement except with respect to the representations and warranties set forth in Section 4.5 and the covenants and agreements set forth in this Article V, and (b) PNG Party have any recourse against any VICI Party or any of such VICI Party’s Affiliates (including, from and after the Effective Time, HoldCo), or any past, present or future director, manager, officer, employee, incorporator, member, partner, stockholder, agent, attorney or representative of any VICI Party or such VICI Party’s Affiliates, with respect to any representation, warranty, covenant or agreement made by the VICI Parties in this Agreement except with respect to the representations and warranties set forth in Section 3.5 and the covenants and agreements set forth in this Article V.

Section 5.3 Termination.

(a) Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement (i) may be terminated and the transactions contemplated hereunder may be abandoned at any time prior to the Intermediate Closing by mutual written consent of all of the parties hereto and (ii) will automatically terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms and the Merger has not and/or will not occur.

(b) Effect of Termination. In the event this Agreement is validly terminated in accordance with Section 5.3(a), then this Agreement shall become null and void and of no further force or effect, and there shall be no liability or obligation hereunder on the part of the VICI Parties, the PNG Parties, or any of their respective managers, directors, stockholders, members, partners, officers, employees, agents, representatives, successors or assigns, except that the representations and warranties set forth in Section 3.5 and Section 4.5 and the covenants and agreements set forth in this Article V shall survive the termination of this Agreement.

Section 5.4 Specific Performance.

(a) Each party hereto agrees that, in the event of any breach or threatened breach by another party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled to seek (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach, in addition to any other remedy to which any party is entitled at law or in equity; provided, however, that no party may seek specific performance unless the Closing shall have occurred under the Merger Agreement.

(b) Each party hereto further agrees that no parties shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.4, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 5.5 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, otherwise delivered by hand or by messenger, including any nationally recognized overnight delivery service, or delivered by commercially recognized electronic transmission, and shall be addressed:

(a)	if to any VICI Party:

VICI Properties Inc.

430 Park Avenue, 8th Floor

New York, New York 10022

Attention: John Payne and Samantha Sacks Gallagher

Email: jpayne@viciproperties.com and corplaw@viciproperties.com with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: Todd E. Lenson and Jordan Rosenbaum

Email: tlenson@kramerlevin.com and jrosenbaum@kramerlevin.com

(b)	if to any PNG Party:

Penn National Gaming, Inc.

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19160

Attention: General Counsel

Email: Carl.Sottosanti@pngaming.com

with a copy to:

White and Williams LLP

7 Times Square, Suite 2900

New York, NY 10036

Attention: Steven Coury

Email: courys@whiteandwilliams.com

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered, if delivered personally, by messenger (including any nationally recognized overnight delivery service) or by commercially recognized electronic transmission, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, postage prepaid, certified mail, return receipt requested, addressed and mailed as aforesaid.

Section 5.6 Amendments.

(a) Any provision of this Agreement may be amended or modified only by a written instrument signed by all of the parties hereto.

(b) No waiver hereunder shall be valid or binding unless set forth in writing and duly executed by the party hereto against whom enforcement of the waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party hereto granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties hereto, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party hereto taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

Section 5.7 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement, and the facts and circumstances leading to the execution of this Agreement), shall be governed by the internal laws of the State of Delaware without reference to the conflicts of law provisions thereof.

Section 5.8 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR CLAIM WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER. EACH PARTY HERETO

CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 5.8) AND EXECUTED BY EACH OF THE PARTIES HERETO). The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter herein, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 5.9 Binding Effect. This Agreement will be binding upon, inure solely to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

Section 5.10 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, then this Agreement shall continue in full force and effect without such provisions; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect its original intent as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents are consummated to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

Section 5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties hereto actually executing such counterparts, and all of which together shall constitute one instrument. Signatures may be delivered by facsimile or by portable document format (“pdf”) in electronic transmission, which shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 5.12 Third Parties. No provision of this Agreement is intended to or shall confer on any Person, other than the parties hereto (and their permitted successors and assigns), any rights under this Agreement and no other Person shall be entitled to rely thereon.

Section 5.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, delegated or otherwise transferred by any party hereto (whether by operation of law or otherwise) without the prior written consent of the each of the parties hereto, provided, that the VICI Parties or the PNG Parties may assign this Agreement to any of their respective Affiliates without the prior consent of any other party hereto; provided, further, that no such assignment shall limit or release the applicable assignor’s obligations hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

VICI PROPERTIES INC.

By:	/s/ John Payne
Name: John Payne
Title: President and Chief Operating Officer

RIVERVIEW MERGER SUB INC.

By:	/s/ John Payne
Name: John Payne
Title: President

[Signature Page – Membership Interest Purchase Agreement]

PENN TENANT II, LLC

By:	Penn National Gaming, Inc. its sole member

By:	/s/ Jay Snowden
Name: Jay Snowden
Title: President and COO

PENN NATIONAL GAMING, INC.

By:	/s/ William J. Fair
Name: William J. Fair
Title: Executive Vice President and CFO

[Signature Page – Membership Interest Purchase Agreement]

EXHIBIT A

FORM OF MEMBERSHIP INTEREST POWER

MEMBERSHIP INTEREST POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto Penn Tenant II, LLC, 100% of the Membership Interests (as defined in the Limited Liability Company Agreement of [BCV (Intermediate), [LLC]]1 (the “Company”), dated as of [•], 2018), standing in its name on the books of the Company and does hereby irrevocably constitute and appoint each duly appointed officer of the Company as the undersigned’s true and lawful attorney, to transfer the said Membership Interests on the books of the Company with full power of substitution in the premises.

Dated:

MEMBERSHIP INTEREST HOLDER

BOSSIER CASINO VENTURE (HOLDCO), INC.

By:
Name:
Title:

[1]	NTD: Name of Intermediate post-conversion to be confirmed.

SCHEDULE A

RESTRUCTURING TRANSACTION FILINGS

•	Act of Conversion of Intermediate to a Delaware limited liability company

•	Act of Conversion of OpCo to a Louisiana limited liability company

•	Act of Distribution of Property (with respect to the Owned Real Property) from OpCo to Intermediate

•	Act of Distribution of Property (with respect to the Owned Real Property) from Intermediate to HoldCo

•	Assignment and Assumption of Ground Lease from OpCo to Intermediate

•	Assignment and Assumption of Ground Lease from Intermediate to HoldCo